SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

INDEX TO EXHIBITS
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)    None

b)    None

c)    Exhibits

Exhibit 99.1	Copy of The Williams Companies’ (“Williams”) press release dated May 3, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9.  Regulation FD Disclosure.

     On May 3, 2004, Williams announced that it has obtained a new three-year, $1 billion revolving credit facility, primarily for general corporate purposes and issuing letters of credit. The new credit facility is secured primarily by certain Williams midstream assets located in the Western United States. The facility also can be increased by an additional $500 million under certain conditions. The new facility replaces an $800 million cash-collateralized credit line that Williams entered into last summer.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: May 4, 2004	/s/	Brian K. Shore

	Name: Title:	Brian K. Shore Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of Williams’ joint press release dated May 3, 2004, publicly reporting the matters discussed herein.